UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2026
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On February 2, 2026 (the “Closing Date”), Edgewell Personal Care Company, a Missouri corporation (the “Company”), completed the previously announced sale of its Feminine Care segment (the “Business”), including specified assets and liabilities related to the Business, to Essity Aktiebolag (publ), a listed public limited company incorporated under the Laws of the Kingdom of Sweden (“Buyer”) pursuant to the Asset Purchase Agreement, dated as of November 12, 2025 (the “Purchase Agreement”), by and between the Company and Buyer as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2025 (the “Prior 8-K”). At closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company received from Buyer approximately $340 million in cash in exchange for the sale of the Business, which is subject to post-closing customary adjustments for inventory, indebtedness and other items, pursuant to the terms of the Purchase Agreement. Further, in connection with the Closing, the Company and Buyer entered into a customary transition services agreement for the provision of certain services to support the transition of the Business following the Closing, in each case subject to the terms and conditions set forth therein.

The foregoing description of the Purchase Agreement and the sale of the Business does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Prior 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless expressly incorporated by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
Attached hereto as Exhibit 99.2 are the following unaudited pro forma condensed consolidated financial information: unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 and unaudited pro forma consolidated statements of earnings for the fiscal years ended September 30, 2025, 2024 and 2023, which reflect the sale of the Business.

(d) Exhibits.

Exhibit No.	Description
2.1*†
Asset Purchase Agreement, dated as of November 12, 2025, by and between Edgewell Personal Care Company and Essity Aktiebolag (publ) (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, dated November 13, 2025).

99.1	Press Release, dated February 2, 2026
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of Edgewell Personal Care Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Copies of schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission or its staff.

† Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Francesca Weissman
Francesca Weissman
Chief Financial Officer
(principal financial officer)

Date:	February 6, 2026